As filed with the Securities and Exchange Commission on May 22, 2014
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHA NATURAL RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	42-1638663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Alpha Place, P.O. Box 16429, Bristol, Virginia	24209
(Address of Principal Executive Offices)	(Zip Code)

Alpha Natural Resources, Inc.
Amended and Restated 2012 Long-Term Incentive Plan
(Full title of the plan)

Vaughn R. Groves, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 16429
Bristol, Virginia 24209
(276) 619-4410
(Name and address, including zip code, and
telephone number of agent for service)
Copy to: Amy I. Pandit, Esq. Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor 301 Grant Street Pittsburgh, PA 15219 (412) 560-3300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.01	3,100,000 (2)	$4.16	$12,896,000	$1,661.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sales prices of the shares of common stock, par value $.01 per share (the "Common Stock"), of Alpha Natural Resources, Inc. (the "Registrant") reported on the New York Stock Exchange on May 19, 2014.

(2)
This Registration Statement covers 3,100,000 additional shares of Common Stock, par value $0.01 per share, of the Registrant available for issuance pursuant to awards under the Registrant’s Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares as may hereinafter be offered to prevent dilution from stock dividends, stock splits, recapitalizations or other similar transactions.

(3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Registrant’s Amended and Restated 2012 Long-Term Incentive Plan. Registration Statements on Form S-8 were previously filed on May 17, 2012 (File No. 333-181478), May 22, 2013 (File No. 333-188748) and February 28, 2014 (File No. 333-194230) registering 6,400,000, 3,600,000 and 880,540 shares of Common Stock of the Registrant for issuance pursuant to awards under the Plan, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,100,000 shares of Common Stock of the Registrant, which may be issued under the Plan. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the original Registration Statement on Form S-8 filed by the Registrant with respect to the Plan on May 17, 2012 (File No. 333-181478), the Registration Statement on Form S-8 filed by the Registrant with respect to the Plan on May 22, 2013 (File No. 333-188748) and the Registration Statement on Form S-8 filed by the Registrant with respect to the Plan on February 28, 2014 (File No. 333-194230), in each case, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014;

b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Commission on May 8, 2014;

c)
The Registrant's Current Reports on Form 8-K filed with the Commission on January 24, 2014, February 24, 2014, March 7, 2014, March 11, 2014, April 7, 2014, May 13, 2014, May 14, 2014, May 21, 2014 and May 22, 2014; and

d)
The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A (Registration No. 001-32331, filed on October 25, 2004) (which Form 8-A incorporates by reference the description of the Registrant's Common Stock contained in the Prospectus filed with the Commission, pursuant to Rule 424(b)(4), on December 10, 2004), as amended by the description of the Amended and Restated Certificate of Incorporation in Item 5.03 of the Current Report on Form 8-K filed on August 5, 2009 and the description of the amendment to the Amended and Restated Certificate of Incorporation in Item 5.03 of the Current Report on Form 8-K filed on June 1, 2011.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered by the Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit No.	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.1)

24.1*	Power of Attorney (Included in the signature page to this Form S-8)

99.1
Alpha Natural Resources, Inc. Amended and Restated 2012 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Alpha Natural Resources Inc., (File No. 1-32331) filed on May 22, 2014)

________________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, Commonwealth of Virginia, on this 22nd day of May, 2014.

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
KNOWN ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Kevin S. Crutchfield and Vaughn R. Groves, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her in his or her name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin S. Crutchfield	Chief Executive Officer and	May 22, 2014
Kevin S. Crutchfield	Chairman of the Board of Directors (Principal Executive Officer)
/s/ Frank J. Wood	Executive Vice President and Chief Financial	May 22, 2014
Frank J. Wood	Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Angelo C. Brismitzakis	Director	May 22, 2014
Angelo C. Brismitzakis
/s/ William J. Crowley, Jr.	Director	May 22, 2014
William J. Crowley, Jr.
/s/ E. Linn Draper, Jr.	Director	May 22, 2014
E. Linn Draper, Jr.
/s/ Glenn A. Eisenberg	Director	May 22, 2014
Glenn A. Eisenberg
/s/ Deborah M. Fretz	Director	May 22, 2014
Deborah M. Fretz
/s/ P. Michael Giftos	Director	May 22, 2014
P. Michael Giftos
/s/ L. Patrick Hassey	Director	May 22, 2014
L. Patrick Hassey
/s/ Joel Richards, III	Director	May 22, 2014
Joel Richards, III

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.1)

24.1*	Power of Attorney (Included in the signature page to this Form S-8)

99.1
Alpha Natural Resources, Inc. Amended and Restated 2012 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Alpha Natural Resources Inc., (File No. 1-32331) filed on May 22, 2014)

________________________

* Filed herewith.